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                                                                      Exhibit 11


                                        EAST TEXAS FINANCIAL SERVICES, INC.

                                 Statement re:  Computation of Per Share Earnings

                                       Fiscal Year Ended September 30, 1996



                                                                                     Total Shares
                              Total Shares                 Unallocated ESOP            For EPS
                                 Issued                        Shares*               Calculation
                                 ------                        -------               -----------
September 30, 1995              1,256,387                      88,148                 1,168,239
October 31, 1995                1,256,387                      88,148                 1,168,239
November 30, 1995               1,256,387                      88,148                 1,168,239
December 31, 1995               1,193,568                      88,148                 1,105,420
January 31, 1996                1,193,568                      88,148                 1,105,420
February 29, 1996               1,193,568                      88,148                 1,105,420
March 31, 1996                  1,193,568                      88,148                 1,105,420
April 30, 1996                  1,133,890                      88,148                 1,045,742
May 31, 1996                    1,133,890                      88,148                 1,045,742
June 30, 1996                   1,133,890                      88,148                 1,045,742
July 31, 1996                   1,133,890                      88,148                 1,045,742
August 31, 1996                 1,079,285                      88,148                   991,137
September 30, 1996              1,079,285                      76,321                 1,002,964
                                                                                     ----------

                                                                                     14,103,466

                                                              Divided by:                    13

                                                              Weighted average
                                                              shares outstanding:     1,084,882

                                              Net income of $457,876 divided by:
                                              weighted average shares outstanding
                                              of 1,084,882                           $     0.42
                                                                                    ===========


* In accordance with SOP 93-6, unallocated ESOP shares not committed to be released were not considered as outstanding.

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